                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                               ADMINISTAFF, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                                ADMINISTAFF, INC.
                             A DELAWARE CORPORATION
                          19001 CRESCENT SPRINGS DRIVE
                           KINGWOOD, TEXAS 77339-3802

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 1999
                                 KINGWOOD, TEXAS


         The Annual Meeting of the Stockholders of Administaff, Inc., a Delaware corporation (the "Company"), will be held at the Company's Corporate Headquarters, Centre II in the University Rooms, located at 29801 Loop 494, Kingwood, Texas 77339, on May 4, 1999 at 10:00 a.m., Central Daylight Savings Time, for the following purposes:

         1. To elect two Class I directors to serve until the annual stockholders' meeting in 2002 or until their successors have been elected and qualified;

         2. To approve an amendment to the Company's 1997 Incentive Plan to increase the number of shares of the Company's common stock reserved for issuance under such Plan by 600,000 shares from a total of 882,957 shares to a total of 1,482,957 shares.

         3. To ratify and approve the appointment of Ernst & Young, L.L.P. as the Company's independent auditors for the 1999 fiscal year;

         4. To act upon such other business as may properly come before the meeting or any adjournments thereof.

         Only stockholders of record at the close of business on March 5, 1999 are entitled to notice of, and to vote at, the meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ARE PRESENT AT THE MEETING, AND WISH TO DO SO, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.



                                              By Order of the Board of Directors


                                              /s/ JOHN H. SPURGIN, II

                                              John H. Spurgin, II
                                              Vice President, Legal,
                                              General Counsel and Secretary


March 29, 1999
Kingwood, Texas

                                ADMINISTAFF, INC.
                             A DELAWARE CORPORATION
                          19001 CRESCENT SPRINGS DRIVE
                           KINGWOOD, TEXAS 77339-3802

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

         The accompanying proxy is solicited by the Board of Directors of Administaff, Inc., a Delaware corporation (the "Company"), for use at the 1999 Annual Meeting of Stockholders to be held on May 4, 1999, and at any adjournments thereof. The Annual Meeting of Stockholders will be held at 10:00 a.m., Central Daylight Savings Time, at the Company's Corporate Headquarters, Centre II in the University Rooms, located at 29801 Loop 494, Kingwood, Texas 77339. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon or, if no direction is indicated, will be voted in favor of the proposals described in this Proxy Statement. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting of Stockholders. The Board of Directors is not currently aware of any such other matters. Any stockholder giving a proxy has the power to revoke it by oral or written notice to the Secretary of the Company at any time before it is voted.

         The expense of preparing, printing and mailing proxy materials to the Company's stockholders will be borne by the Company. The Company has engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxies from stockholders at a fee of approximately $3,500 plus reimbursement of reasonable out-of-pocket expenses. In addition, proxies may be solicited personally or by telephone by officers or employees of the Company, none of whom will receive additional compensation. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Common Stock.

         The approximate date on which this Proxy Statement and the accompanying proxy card will first be sent to stockholders is March 29, 1999.

         At the close of business on March 5, 1999, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the 1999 Annual Meeting of Stockholders or any adjournments thereof, 14,319,044 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), were outstanding. Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum. A holder of a share shall be treated as being present at a meeting if the holder of such share is (i) present at the meeting or (ii) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting. If a quorum is determined to exist at the meeting, action on a matter (other than the election of directors) shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. Directors of the Company shall be elected by a plurality of the votes cast. In determining the number of votes cast, shares abstaining from voting or not voted on a matter will not be treated as votes cast. Broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are not considered "shares present" with respect to any matter, and thus will not affect the outcome of the voting on a particular proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth, as of March 1, 1999, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially five percent or more of the Common Stock, (ii) each director and director nominee of the Company, (iii) each of the executive officers of the Company identified under the caption "Election of Directors -- Executive Compensation," and (iv) all directors, director nominees and executive officers of the Company as a group.

                                                                  AMOUNT AND
                                                                  NATURE OF
                                                                  BENEFICIAL           PERCENT
         NAME OF BENEFICIAL OWNER                                OWNERSHIP(1)         OF CLASS
        --------------------------                               ------------         --------
Paul J. Sarvadi.............................................     1,874,300 (2)          13.1%
Gerald M. McIntosh..........................................     1,274,942 (3)           8.9%
Richard G. Rawson...........................................       744,235 (4)           5.2%
Jack M. Fields, Jr..........................................        15,083 (5)            *
Paul S. Lattanzio...........................................        12,645 (6)            *
Linda Fayne Levinson........................................        18,082 (7)            *
Jerald L. Broussard.........................................        70,939 (8)            *
Jay E. Mincks...............................................        14,756 (9)            *
A. Steve Arizpe.............................................        34,748(10)            *
Michael W. Brown............................................         8,052(11)            *
Anne M. Busquet.............................................             -(12)            *
American Express Travel
    Related Services Company, Inc...........................     2,758,641(13)          16.8%
Capital Research & Management Co............................       719,700(14)           5.0%
Robert Day..................................................     1,301,317(15)           9.1%
West Highland Capital, Inc. ................................     1,000,000(16)           7.0%
Executive Officers and Directors as a group (18 persons)....     4,115,889              28.4%

----------

* Represents less than 1%.

(1) Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The address for each officer and director is Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802, unless otherwise noted.

(2) Includes 1,299,700 shares owned by Our Ship Limited Partnership, Ltd., 574,500 shares owned by the Sarvadi Children's Partnership, Ltd. and 100 shares owned by Paul J. Sarvadi and Vicki D. Sarvadi, JTWROS.

(3) Includes 843,355 shares held in trust by David W. Russell, Trustee of the McIntosh Charitable Remainder Unitrust, 100,000 shares owned by the G&B McIntosh Family Limited Partnership, 326,487 shares owned by Gerald
         M. & Barbara McIntosh, Trustees FBO McIntosh Revocable Trust, 100 shares owned by Jerry McIntosh & Bobbi McIntosh TNCOM and options to purchase 5,000 shares of Common Stock which are exercisable within 60 days following the 1999 Annual Stockholders' Meeting.

(4) Includes 344,049 shares owned by the RDKB Rawson LP, 314,251 shares owned by the R&D Rawson LP, 81,710 shares owned by Richard G. Rawson, 25 shares owned by Dawn M. Rawson (spouse), 25 shares owned by Richard
         G. Rawson as Custodian for Kimberly Rawson UGMA, 25 shares owned by Richard G. Rawson as Custodian for Barbie Rawson UGMA, options to purchase 4,000 shares of Common Stock and options held by Dawn M. Rawson to purchase 150 shares of Common Stock which are exercisable within 60 days following the 1999 Annual Stockholders' Meeting.

(5) Includes 2,000 shares owned by Jack Fields as Custodian for Jordan Fields UGMA and options to purchase 12,500 shares of Common Stock which are exercisable within 60 days following the 1999 Annual Stockholders' Meeting.

(6) Includes options to purchase 5,000 shares of Common Stock which are exercisable within 60 days following the 1999 Annual Stockholders' Meeting.

(7) Includes options to purchase 17,500 shares of Common Stock which are exercisable within 60 days following the 1999 Annual Stockholders' Meeting.

(8) Includes options to purchase 17,603 shares of Common Stock which are exercisable within 60 days following the 1999 Annual Stockholders' Meeting.

(9) Includes options to purchase 12,248 shares of Common Stock which are exercisable within 60 days following the 1999 Annual Stockholders' Meeting.

(10) Includes options to purchase 32,538 shares of Common Stock which are exercisable within 60 days following the 1999 Annual Stockholders' Meeting.

(11) Includes options to purchase 7,500 shares of Common Stock which are exercisable within 60 days following the 1999 Annual Stockholders' Meeting.

(12) Mrs. Busquet is President of American Express Relationship Services, a division of American Express Travel Related Services Company, Inc. ("American Express"). American Express owns 693,126 shares of Common Stock and warrants to purchase 2,065,515 shares of Common Stock. Mrs. Busquet's address is World Financial Center, 200 Vesey Street, New York, NY 10285. Mrs. Busquet disclaims any beneficial ownership of the shares owned by American Express.

(13) Includes 693,126 shares of Common Stock and warrants to purchase 2,065,515 shares of Common Stock obtained pursuant to a Securities Purchase Agreement dated January 27, 1998, by and between American Express and the Company. American Express' address is World Financial Center, 200 Vesey Street, New York, NY 10285.

(14) Capital Research and Management Company, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 719,700 shares of the Common Stock outstanding as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital Research and Management Company's address is 333 South Hope Street, Los Angeles, CA 90071.

(15) Includes shares of Common Stock held indirectly by The TCW Group, Inc., of which Mr. Day is deemed to be the beneficial owner. The TCW Group, Inc., through its subsidiaries, holds an aggregate of 1,301,317 shares of Common Stock of the Company. Also includes shares of Common Stock held indirectly by Oakmont Corporation, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Mr. Day's address is 200 Park Avenue, Suite 2200, New York, NY 10166.

(16) West Highland Capital, Inc. ("WHC"), a registered investment advisor, is the beneficial owner of 1,000,000 shares of the Common Stock outstanding. Also includes 770,049 shares of the Common Stock held indirectly by West Highland Partners, L.P., a California limited partnership; 890,049 shares of Common Stock held indirectly by Estero Partners, L.L.C., a California limited liability company; 1,000,000 shares of Common Stock held indirectly by Lang H. Gerhard; and 120,000 shares of Common Stock held indirectly by Buttonwood Partners, L.P., a California limited partnership. Lang Gerhard is the sole shareholder of WHC and the Manager of Estero Partners, L.L.C. WHC, Estero Partners, L.L.C. and Lang Gerhard are the general partners of West Highland Partners, L.P. and Buttonwood Partners, L.P., both of which are investment limited partnerships. West Highland Capital, Inc.'s address is 300 Drakes Landing Road, Suite 290, Greenbrae, California 94904.

                               PROPOSAL NUMBER 1:

                              ELECTION OF DIRECTORS


GENERAL

         The Company's Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than 15 persons. The Company's Board of Directors currently has eight members.

         In accordance with the Certificate of Incorporation of the Company, the members of the Board of Directors are divided into three classes and are elected for a term of office expiring at the third succeeding annual stockholders' meeting following their election to office, or until a successor is duly elected and qualified. The Certificate of Incorporation also provides that such classes shall be as nearly equal in number as possible. The terms of office of the Class I, Class II and Class III directors expire at the annual meeting of stockholders in 1999, 2000 and 2001, respectively.

         The term of office of each of the current Class I directors expires at the time of the 1999 Annual Meeting of Stockholders, or as soon thereafter as their successors are elected and qualified. Ms. Levinson and Mr. Brown have been nominated to serve an additional three-year term as Class I directors. Both of the nominees have consented to be named in this Proxy Statement and to serve as a director if elected.

         It is the intention of the person or persons named in the accompanying proxy card to vote for the election of both nominees named below unless a stockholder has withheld such authority. The affirmative vote of holders of a plurality of the Common Stock present in person or by proxy at the 1999 Annual Meeting of Stockholders and entitled to vote is required for election of the nominees.

         If, at the time of or prior to the 1999 Annual Meeting of Stockholders, either of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.

NOMINEES -- CLASS I DIRECTORS (FOR TERMS EXPIRING AT THE 2002 ANNUAL MEETING)

                NAME                     AGE                POSITION
                ----                     ---                --------
Linda Fayne Levinson................      56                Director
Michael W. Brown ...................      53                Director


         Linda Fayne Levinson. Ms. Levinson, a director of the Company since April 1996, has served as a principal of Global Retail Partners, L.P. since April 1997. From 1994 to 1997, she served as President of Fayne Levinson & Associates, an independent consulting firm located in Santa Monica, California that advises both major corporations and start-up entrepreneurial ventures. Prior to starting Fayne Levinson & Associates, Ms. Levinson served as an executive with Creative Artists Agency, Inc. in 1993, a partner of Wings Partners, Inc., a merchant banking firm from 1989 to 1992, Senior Vice President for American Express Travel Related Services Company, Inc. from 1984 to 1987, and as a partner of the consulting firm of McKinsey and Co. from 1979 to 1981. Ms. Levinson holds a Bachelor of Arts degree in Russian Studies from Barnard College, a Master of Business Administration degree from New York University School of Business and a Master of Arts degree in Russian Literature from Harvard University. Ms. Levinson also currently serves as a director for Genentech, Inc., Jacobs Engineering Group, Inc., NCR, Inc. and Beyond.com Corporation.

         Michael W. Brown joined the Company as a director in November 1997. Mr. Brown is currently serving as the Chairman of the Nasdaq Stock Market Board of Governors. Mr. Brown joined Microsoft Corporation in 1989 as its Treasurer and became its Chief Financial Officer in 1993, in which capacity he served until his retirement in July 1997. Prior to joining Microsoft, Mr. Brown spent 18 years with Deloitte & Touche LLP. Mr. Brown is also a director of Wang Laboratories Inc. and Citrix Systems, Inc., a trustee of the Financial Executives Research Foundation, and is a member of the Center for Strategic and International Studies, the Financial Executives Institute, the American Institute of Certified Public Accountants, and the University of Washington School of Business Advisory Board.


         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

DIRECTORS REMAINING IN OFFICE

                                                                                             Director
              Name                 Age                       Position                         Class
              ----                 ---                       --------                         -----
Paul J. Sarvadi .................  42     Director, President and Chief Executive Officer        II
Gerald M. McIntosh...............  58     Director                                               II
Anne M. Busquet .................  49     Director                                               II
Jack M. Fields, Jr...............  47     Director                                              III
Paul S. Lattanzio ...............  35     Director                                              III
Richard G. Rawson................  50     Director, Executive Vice President of                 III
                                          Administration, Chief Financial Officer and
                                          Treasurer

         Paul J. Sarvadi. Mr. Sarvadi is President, Chief Executive Officer and co-founder of the Company and its subsidiaries and has been a director since its inception. Mr. Sarvadi attended Rice University and the University of Houston prior to starting and operating several small companies. Mr. Sarvadi has served as President of the National Association of Professional Employer Organizations ("NAPEO") and was a member of its Board of Directors for five years. Mr. Sarvadi also served as President of the Texas Chapter of the National Association of Professional Employer Organizations ("TC-NAPEO") for three of the first four years of its existence. In 1995, Mr. Sarvadi was selected as Houston's Entrepreneur of the Year for service industries.

         Gerald M. McIntosh. Mr. McIntosh, co-founder of the Company and its subsidiaries, served in several executive capacities until his retirement in December 1997. Mr. McIntosh has served as a director since the Company's inception. Prior to founding the Company, Mr. McIntosh was involved in a series of entrepreneurial ventures which encompassed the creation, management and eventual sale of several profitable companies. Mr. McIntosh is currently co-founder of R.O.I. Capital Group, L.C., a venture capital/management consulting firm. Mr. McIntosh also serves as founder and Chairman of Partners 5 West, a non-profit organization involved in the revitalization of inner cities. Mr. McIntosh currently serves as Board Trustee at La Sierra University, where he received a Bachelor of Science degree. Mr. McIntosh also holds a Master of Public Administration degree from the University of Southern California.

         Anne M. Busquet. Mrs. Busquet, a director of the Company since March 1998, has served as President of American Express Relationship Services since October 1995. Mrs. Busquet also is a member of the American Express Planning and Policy Committee. Since joining American Express in 1978, Mrs. Busquet has held several senior management positions. Before joining American Express, Mrs. Busquet served as operations analyst for Hilton International and Holiday Inn. Mrs. Busquet is a member of the Board of Trustees for Teach for America, Rheedlen Centers for Children and Families and the Cornell University Trustees Council. Mrs. Busquet also serves on the Board of Directors for InfoBeat and Epsilon. Mrs. Busquet holds a Bachelor of Science degree from Cornell University and a Master of Business Administration from the Columbia Graduate School of Business.

         Jack M. Fields, Jr. Mr. Fields joined the Company as a director in January 1997 following his retirement from the United States House of Representatives, where he served for 16 years. During 1995 and 1996, Mr. Fields served as Chairman of the House Telecommunications and Finance Subcommittee which has jurisdiction and oversight of the Federal

Communications Commission and the Securities and Exchange Commission. Mr. Fields is Chief Executive Officer of Texana Global, Inc. in Humble, Texas as well as Chief Executive Officer of 21st Century Group in Washington, D.C. Mr. Fields also serves on the Board of Directors for AIM Management and Telscape International. Mr. Fields earned a Bachelor of Arts degree in 1974 from Baylor University, and graduated from Baylor Law School in 1977.

         Paul S. Lattanzio. Mr. Lattanzio, a director of the Company since 1995, is a Senior Managing Director for NationsBanc Montgomery Securities LLC. Mr. Lattanzio previously served in several positions with various affiliates of Bankers Trust New York Corporation for over 13 years, most recently as Managing Director of BT Capital Partners, Inc. Mr. Lattanzio has experience in a variety of investment banking disciplines, including mergers and acquisitions, private placements and restructuring advisory areas. Mr. Lattanzio received his Bachelor of Science degree in Economics with honors from the University of Pennsylvania's Wharton School of Business in 1984.

         Richard G. Rawson. Mr. Rawson, who serves as Executive Vice President of Administration, Chief Financial Officer and Treasurer of the Company and its subsidiaries, has served as a director of the Company since 1989. Prior to joining Administaff in 1989, Mr. Rawson served as a Senior Financial Officer and Controller for several companies in the manufacturing and seismic data processing industries. Mr. Rawson served as Chairman of the Accounting Practices Committee of NAPEO for five years as well as its Treasurer and Second Vice President. Mr. Rawson currently serves as NAPEO's First Vice President, Chairman of the Government Affairs Committee, a member of its Accounting Practices Committee and the Executive Committee of its Board of Directors. Mr. Rawson is also a member of the Financial Executives Institute. Mr. Rawson has a Bachelor of Business Administration degree in Finance from the University of Houston.

         Mr. Scott C. Hensel resigned as director of the Company effective September 1, 1998.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has appointed three committees: a Finance, Risk Management and Audit Committee, a Compensation Committee and a Nominating Committee. The members of the Finance, Risk Management and Audit Committee are Mr. Brown, Ms. Levinson, Mr. Lattanzio and Mrs. Busquet. The Finance, Risk Management and Audit Committee oversees the financial affairs of the Company, reviews the Company's policies and procedures with respect to risk management, reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent accountants, reviews the scope of other services provided by the Company's independent accountants, reviews proposed changes in the Company's financial and accounting standards and principles and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and makes recommendations to the Board of Directors on the engagement of the independent accountants, as well as other matters which may come before it as directed by the Board of Directors. The members of the Compensation Committee are Ms. Levinson, Mr. Lattanzio and Mr. Fields. The Compensation Committee administers the Company's compensation programs and performs such other duties as may from time to time be determined by the Board of Directors. The members of the Nominating Committee are Mr. Sarvadi, Ms. Levinson and Mr. McIntosh. The Nominating Committee considers and makes recommendations to the Board of Directors regarding persons to be nominated by the Board of Directors for election as directors.

INFORMATION REGARDING MEETINGS

         During 1998, the Finance, Risk Management and Audit Committee had five meetings, the Compensation Committee had five meetings and took action via written unanimous consent one time, the Nominating Committee had no meetings and the Board of Directors had eight meetings. Each director attended more than 75% of the meetings of the Board and Committees of which they were members during the fiscal year ended December 31, 1998.

DIRECTOR COMPENSATION

         Directors of the Company who are not employees of the Company are paid
(i) an annual retainer of $10,000, (ii) $2,500 for each Board of Directors meeting attended, (iii) an annual fee of $1,000 payable for each committee of the Board (if any) of which such person is the Chairperson and (iv) reasonable expenses incurred in serving as a director. The annual compensation can be taken in cash or Common Stock, at the director's option. In addition, pursuant to the Company's 1997 Incentive Plan, each such director automatically receives on the date such person first becomes a director, a grant of non-qualified options to purchase 7,500 shares of Common Stock, which will vest one-third on each anniversary of the date of grant. In addition, following each annual meeting of the Company's Stockholders, each outside director who was not initially elected at such meeting, will receive an annual grant of non-qualified options to purchase an additional 2,500 shares of Common Stock, all of which are fully vested on the date of grant. The exercise price of all such options is the fair market value at the time the options are granted. Pursuant to such arrangement, Ms. Levinson has been granted options to purchase 15,000 shares, Mr. Fields has been granted options to purchase 12,500 shares, Mr. Brown has been granted options to purchase 10,000 shares, Mr. Lattanzio has been granted options to purchase 2,500 shares and Mr. McIntosh has been granted options to purchase 2,500 shares. In addition, Mr. Brown, Mr. Lattanzio, Mr. Fields, Ms. Levinson and Mr. McIntosh have each elected to and have received shares of Common Stock in lieu of a portion of the cash compensation due for their service as directors in 1998. Specifically, and in lieu of such cash compensation, Mr. Brown has received 552 shares, Mr. Fields has received 471 shares, Mr. Lattanzio has received 533 shares, Ms. Levinson has received 470 shares and Mr. McIntosh has received 533 shares of Common Stock. Mrs. Busquet has declined all compensation for her service as director except for reimbursement of actual expenses.

EXECUTIVE OFFICERS OF THE COMPANY

         Set forth below is certain information relating to the current executive officers of the Company. Biographical information with respect to Messrs. Sarvadi and Rawson is set forth above under "Directors Remaining in Office".

                           NAME                                  AGE                           POSITION(S)
                           ----                                  ---                           -----------
Paul J. Sarvadi...........................................        42        President and Chief Executive Officer
Richard G. Rawson.........................................        50        Executive Vice President of Administration,
                                                                            Chief Financial Officer and Treasurer
A. Steve Arizpe...........................................        41        Executive Vice President of Client Services
Jay E. Mincks.............................................        46        Executive Vice President of Sales and
                                                                            Marketing
Jerald L. Broussard.......................................        50        Senior Vice President of Business
                                                                            Development
Constance Hall Barnaba....................................        51        Vice President of Human Resource Services
David C. Dickson..........................................        52        Vice President of Technology and
                                                                            Infrastructure and Chief Technology Officer
Gwen Fey..................................................        55        Vice President of Client Services
                                                                            Coordination
Samuel G. Larson..........................................        37        Vice President of Finance and Controller
John H. Spurgin, II.......................................        52        Vice President of Legal, General Counsel and
                                                                            Secretary
James E. Wilkes...........................................        51        Vice President of Corporate Human
                                                                            Resources
Rodney H. Williamson......................................        53        Vice President of Benefits

         A. Steve Arizpe, Executive Vice President of Client Services, joined Administaff in 1989. Since that time, Mr. Arizpe has served as Houston Sales Manager, Regional Sales Manager, and Vice President of Sales. Prior to joining Administaff, Mr. Arizpe served in sales and sales management roles for two large corporations and has more than 18 years of management and sales experience.

         Jay E. Mincks, Executive Vice President of Sales and Marketing, joined Administaff in 1990. Since that time, Mr. Mincks has served as Houston Sales Manager, Regional Sales Manager for the Western United States, and Vice President of Sales & Marketing. Prior to joining Administaff, Mr. Mincks served in a variety of positions, including management, in the sales and sales training fields with various large companies.

         Jerald L. Broussard, Senior Vice President of Business Development, joined Administaff in 1989. Since joining Administaff, Mr. Broussard has served as Director of Marketing and Development and Vice President of Marketing.

         Constance Hall Barnaba, Vice President of Human Resource Services, joined Administaff in April 1996. Prior to being named Vice President of Human Resource Services in September 1998, she served as a Training Specialist, Manager of Human Resource Services and Director of Human Resource Services. Prior to joining Administaff, Ms. Barnaba was employed by the Ohio Education Association in Columbus, Ohio for 18 years, serving as Executive Manager of its Affiliate Services Division for four years.

         David C. Dickson, Vice President of Technology and Infrastructure and Chief Technology Officer, joined Administaff in 1992 and served as Director of Systems prior to being named Vice President in 1994. Prior to joining Administaff, Mr. Dickson served in a broad range of management capacities, including General Manager for a computer systems integration company, Vice President of an international software company, and Director of Computing for a major urban university.

         Gwen Fey, Vice President of Client Services Coordination, joined Administaff in 1990. Prior to being named Vice President of Client Services Coordination in May 1997, Ms. Fey served as Account Executive, Account Executive Trainer, Client Service Liaison Supervisor/Trainer, New Accounts Supervisor, and Manager of the Orientation Team.

         Samuel G. Larson, Vice President of Finance and Controller, joined Administaff in August 1994 and was named Vice President of Finance in May 1997. Prior to joining Administaff, Mr. Larson served as Controller for a small, publicly held company, as Financial Reporting Manager for NL Industries, Inc., and as an Audit Manager with Ernst & Young, L.L.P.

         John H. Spurgin, II, Vice President of Legal, General Counsel and Secretary, joined Administaff in January 1997. Prior to joining Administaff, Mr. Spurgin was a partner with the Austin office of McGinnis, Lochridge & Kilgore, L.L.P., where he served as Administaff's outside counsel for over nine years.

         James E. Wilkes, Vice President of Corporate Human Resources, joined Administaff in 1992. Before being named Vice President in 1994, Mr. Wilkes served as Director of the Human Resources Department. Prior to joining Administaff, Mr. Wilkes served in a variety of human resource executive positions for a number of companies, most recently as President of the Employee Relations Advisory Council, a human resource consulting firm based in Scotts Valley, California.

         Rodney H. Williamson, Vice President of Benefits, joined Administaff in July 1998. Prior to joining Administaff, Mr. Williamson served as a vice president for BlueCross BlueShield of Georgia, and, prior to that, worked for Aetna U.S. Healthcare for 27 years in various capacities.

EXECUTIVE COMPENSATION

         The following table summarizes certain information regarding aggregate cash compensation, stock option and restricted stock awards and other compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively the "Named Executive Officers") for services rendered in all capacities to the Company during 1998.


                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                          ANNUAL COMPENSATION             COMPENSATION
                                                                                             AWARDS
                                                                                                                     ALL OTHER
     NAME AND PRINCIPAL POSITION                 YEAR      SALARY      BONUS       TOTAL UNEXERCISED OPTIONS      COMPENSATION (1)
     ---------------------------                 ----      ------      -----       -------------------------      ----------------
Paul J. Sarvadi, President and Chief             1998     $275,154    $ 36,750                --                       $1,020
Executive Officer............................... 1997     $239,292      --                    --                       $1,020
                                                 1996     $206,674      --                    --                       $  660

Richard G. Rawson, Executive Vice President      1998     $253,885    $124,040                --                       $2,880
of Administration, Chief Financial Officer       1997     $226,400    $103,911               14,000                    $1,740
and Treasurer................................... 1996     $206,753    $ 88,351                --                       $1,740

A Steve Arizpe, Executive Vice President of      1998     $235,557    $ 23,604               20,000                     --
Client  Services................................ 1997     $203,517    $ 24,452               14,000                     --
                                                 1996     $176,393      --                    --                        --

Jay E. Mincks, Executive Vice President of       1998     $197,670    $ 19,973               20,000                     --
Sales and Marketing............................. 1997     $171,592    $ 11,823               23,000                     --
                                                 1996     $154,371    $ 11,864                --                        --

Jerald L. Broussard, Senior Vice President of    1998     $207,586    $ 36,766                --                        --
Business Development............................ 1997     $180,214    $ 34,217                8,000                     --
                                                 1996     $153,691    $ 13,722                --                        --

----------

(1) Represents the Company's payments with respect to life insurance policies benefitting the named executive. Excludes perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary reported for each executive officer.

STOCK OPTIONS

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                     Individual Grants

                                                        Percent Of                                    Potential Realizable Value
                                                           Total                                                  At
                                                         Options/                                       Assumed Annual Rates Of
                                                           SARS                                        Stock Price Appreciation
                                                        Granted To                                          For Option Term
                               Number Of Securities      Employees     Exercise or
                               Underlying Options/       In Fiscal     Base Price      Expiration
Name                              SARs Granted             Year          ($/Sh)           Date           5% ($)         10% ($)
----                              ------------             ----          ------           ----           ------         -------
A. Steve Arizpe ...........           20,000               10.1%         $32.56        8/05/2008          $409,536      $1,037,845

Jay E. Mincks..............           20,000               10.1%          32.56        8/05/2008           409,536       1,037,845






            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                                                       Number of
                                                                                       Securities               Value of
                                                                                       Underlying             Unexercised
                                                                                       Unexercised            In-The-Money
                                                                                     Options/SARs At        Options/SARs At
                                                   Shares                            Fiscal Year-End        Fiscal year-End
                                                Acquired On          Value            Exercisable/            Exercisable/
Name                                              Exercise          Realized          Unexercisable        Unexercisable (1)
----                                              --------          --------          -------------        -----------------
Richard G. Rawson............................          --                 --                2,800/              $ 11,156/
                                                                                           11,200               $ 44,624

A. Steve Arizpe..............................       5,500           $159,219               31,338/              $447,100/
                                                                                           40,648               $153,271

Jerald L. Broussard..........................      21,594            755,790               17,003/              $183,115/
                                                                                           16,669               $142,003

Jay E. Mincks................................       4,138            145,919               11,648/              $ 93,025/
                                                                                           43,098               $101,944

(1) Represents the difference between the closing price of the Company's Common Stock on December 31, 1998 and the exercise price of the options.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee of the Board of Directors of the Company consists of Ms. Levinson, Mr. Lattanzio and Mr. Fields, none of whom are officers or employees of the Company. This committee is responsible for evaluating the performance of and determining the compensation for, certain executive officers of the Company. It is also responsible for overseeing the Administaff Employee Stock Purchase Plan and the Administaff 1997 Incentive Plan. The Compensation Committee has furnished the following report on executive compensation for 1998.

         The Company has developed a compensation policy which is designed to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package of executive officers has included, and may in the future include, some or all of the following components: (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance awards payable in cash or, in certain situations, in phantom shares, performance units, or bonus stock, and tied to the individual's or the Company's achievement of certain goals or milestones,
(iii) other stock-based awards, and (iv) stock options which align the interests of the executive officers with those of the Company's stockholders.

         In determining the level of compensation for each of the Company's executive officers, the Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Compensation Committee generally seeks to set salaries at the median to high end of the range in comparison to peer group companies. In setting such salaries, the Compensation Committee considers its peer group to be certain companies in the service industry with similar revenue as the Company. In addition, in evaluating the performance of management, the Compensation Committee also takes into consideration such factors as revenue growth, acquisitions, achievement of expansion goals and profitability. The Compensation Committee also recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects, demonstrated leadership ability, and contributions to the industry and the community.

         Base compensation is established by the Compensation Committee of the Board of Directors and reviewed annually. When establishing or reviewing base compensation levels for each executive officer, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive, the relative experience the individual brings to the Company, strategic goals for which the executive has responsibility and compensation levels of comparable companies. No predetermined weights are given to any one of such factors. The salaries for each of the executive officers in 1998, including the President and Chief Executive Officer, were determined based upon the foregoing factors.

         In addition to each executive officer's base compensation, the Compensation Committee may award cash bonuses and/or grant awards under the Company's Incentive Plan to chosen executive officers depending on the extent to which certain personal and corporate performance goals are achieved. Such goals are the same as those discussed above.

         Since the Company has not yet exceeded the $1,000,000 compensation threshold to any executive officer in any year, the Compensation Committee has not yet adopted a policy with respect to the limitation under the Federal Tax Code that generally limits the Company's ability to deduct compensation in excess of $1,000,000 to a particular executive officer in any year. The Compensation Committee, in consultation with the Board of Directors, will adopt such a policy if the Company exceeds such amount.

         This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The foregoing report is given by the following members of the Compensation Committee of the Board of Directors:


                                                            Linda Fayne Levinson
                                                               Paul S. Lattanzio
                                                              Jack M. Fields, Jr

Performance Graph





                    COMPARISON OF 23 MONTH CUMULATIVE TOTAL
                                    RETURN*
                  AMONG ADMINISTAFF, INC., THE S&P 500 INDEX,
                     A NEW PEER GROUP AND AN OLD PEER GROUP


                                    [GRAPH]

                                    2/3/97    12/31/97   12/31/98
                                   -------    --------   --------
      Administaff .................  100         152       147
      New Peer Group ..............  100          46        29
      Old Peer Group ..............  100          46        29
      S&P 500 .....................  100         125       161


*$100 INVESTED ON 2/3/97 IN STOCK OR INDEX- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDEDING DECEMBER 31.

NOTE: The Peer Group reflects the returns for last year's Peer Group (consisting of Vincam, Inc., Employee Solutions, Inc., Team America Corporation and Digital Solutions, Inc., now known as TeamStaff, Inc.) as well as two additional companies (Staff Leasing, Inc. and NovaCare Employee Services, Inc.) The results for last year's group and this year's group are substantially Identical.

                  The above graph compares the 23 month cumulative total return of the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and an industry peer group index for the period from February 3, 1997 to December 31, 1998 (assuming reinvestment of any dividends and an investment of $100 in each on February 3, 1997). The Company's Common Stock closing price on March 5, 1999 was $13.6875. The new peer group consists of Vincam, Inc., Employee Solutions, Inc., Team America Corporation, TeamStaff, Inc. (formerly known as Digital Solutions, Inc.), Staff Leasing, Inc. and NovaCare Employee Services, Inc., each of which provides professional employer services. The new peer group is the same as the old peer group but has been expanded to include NovaCare Employee Services, Inc. and Staff Leasing, Inc., PEO companies which have become publicly traded in the last year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  During fiscal 1998, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Company, or (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company or its subsidiaries.

                  During fiscal 1998, no member of the Compensation Committee (or board committee performing equivalent functions) (i) was an officer or employee of the Company, (ii) was formerly an officer of the Company or (iii) had any business relationship or conducted any transactions with the Company, other than the relationships disclosed under "Certain Relationships and Other Transactions."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

                  Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that all filing requirements with respect to fiscal year 1998 applicable to its officers, directors and greater than 10% beneficial owners were complied with except that the following persons or entities each filed one late report (with the number of transactions reported late indicated in parenthesis): A. Steve Arizpe (1); Jay E.
Mincks (2).


CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

                  In June 1995, Richard G. Rawson, Executive Vice President of Administration, Chief Financial Officer, Treasurer and a director of the Company, exercised options to purchase 448,667 shares of Common Stock at a price of $0.75 per share. The purchase price was paid in cash by Mr. Rawson. In connection with the exercise of the options, the Company entered into a loan agreement with Mr. Rawson in the amount of approximately $694,000, whereby the Company paid certain federal income tax withholding requirements related to the stock option exercise. The loan agreement called for an additional amount to be advanced to Mr. Rawson in the event the ultimate tax liability resulting from the exercise exceeded the statutory withholding requirements. In April 1996, an additional $300,000 was loaned to Mr. Rawson pursuant to this provision of the agreement. Mr. Rawson, his wife and a family limited partnership of which Mr. Rawson is the general partner are obligors of such loans. The loans are repayable in five years, accrue interest at 6.83% and are secured by 48,982 shares of Common Stock owned by the obligors.

                  In September 1995, Jerald L. Broussard, Senior Vice President of Business Development, exercised options to purchase 40,000 shares of Common Stock at a price of $1.50 per share. The purchase price was paid in cash by Mr. Broussard. In connection with the exercise of the options, the Company entered into a loan agreement with Mr. Broussard whereby the Company paid certain federal income tax withholding requirements related to the stock option exercise on behalf of Mr. Broussard in the amount of $141,000. The loan agreement called for an additional amount to be advanced to Mr. Broussard in the event the ultimate tax liability resulting from the exercise exceeded the statutory withholding requirements. In June 1997, the Company loaned Mr. Broussard an additional $46,000 pursuant to this provision of the agreement. The loans are repayable in five years, accrue interest at 6.83% for the 1995 loan and 6.60% for the 1997 loan, and are secured by 6,500 shares of the Company's Common Stock.

                  Mrs. Anne Busquet was elected to the Company's Board of Directors in March 1998. Mrs. Busquet is President of American Express Relationship Services ("AERS"), a division of American Express Travel Related Services Company, Inc. ("American Express"). In March 1998, the Company completed a Securities Purchase Agreement with American Express whereby the Company sold units consisting of 693,126 shares of its Common Stock (293,126 shares from Treasury Stock) and warrants to purchase an additional 2,065,515 shares of Common Stock to American Express for a total purchase price of $17.7 million. The Common Stock purchase warrants have exercise prices ranging from $40 to $80 per share and terms ranging from three to seven years. Mrs. Busquet was elected a director of the Company pursuant to the terms of the Securities Purchase Agreement.

                  In conjunction with the Securities Purchase Agreement with American Express, the Company entered into a Marketing Agreement with American Express to jointly market the Company's services to American Express' substantial small business customer base across the country. Under the terms of the Marketing Agreement, American Express is utilizing its resources to generate appointments with prospects for the Company's services. In addition, the Company and American Express are working to jointly develop product offerings that enhance the current PEO services offered by the Company. The Marketing Agreement has a seven year term and provides that American Express will not enter into an alliance with another

PEO for the first three years. The Company will pay a commission to American Express based upon the number of worksite employees paid after being referred to the Company pursuant to the Marketing Agreement.

                  In February 1998, the Company purchased 50,000 shares of Common Stock from Pyramid Ventures, Inc., 25,000 shares of Common Stock from Gerald M. McIntosh, 25,000 shares of Common Stock from David W. Russell, Trustee of the McIntosh Charitable Remainder Unitrust, 30,000 shares of Common Stock from Solar Vineyard Limited, 15,000 shares of Common Stock from The Hammond 1994 Family Limited Partnership and 5,000 shares of Common Stock from The Hammond Family Foundation in connection with the consummation of the Securities Purchase Agreement between the Company and American Express. The purchase price paid to such shareholders was $21.00 per share.

                  In January 1997, the Company entered into an employment agreement with John H. Spurgin, II, pursuant to which the Company agreed to employ Mr. Spurgin on the terms set forth therein as the Company's Vice President of Legal, General Counsel and Secretary.

                               PROPOSAL NUMBER 2:

                              APPROVAL OF AUDITORS

GENERAL

                  The Board of Directors has appointed the firm of Ernst & Young, L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1999, subject to ratification by the Company's stockholders. Ernst & Young, L.L.P. has served as the Company's independent public accountants since 1991. Representatives of Ernst & Young, L.L.P. are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

REQUIRED AFFIRMATIVE VOTE

                  The affirmative vote of holders of a majority of the shares of Common Stock entitled to vote in person or by proxy at the 1999 Annual Meeting of Stockholders is required to ratify the appointment of Ernst & Young, L.L.P. as the Company's independent public accountants for fiscal 1999.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF ERNST & YOUNG, L.L.P.'S APPOINTMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                               PROPOSAL NUMBER 3:

                          APPROVAL OF AMENDMENT TO THE
                               1997 INCENTIVE PLAN


                                     General

                  In May 1997, the Board of Directors of the Company adopted and the Stockholders approved the 1997 Incentive Plan (the "1997 Plan"). At a meeting of the Board of Directors of the Company on January 12, 1999, the Board of Directors adopted a proposal to further amend the 1997 Plan. The sole proposed amendment to the 1997 Plan is to increase the maximum number of shares of Common Stock of the Company issuable under the Plan from 882,957 shares to 1,482,957 shares.

                  The proposal to amend the 1997 Plan is subject to stockholder approval.

REASONS FOR AND PRINCIPAL EFFECTS OF THE PROPOSED AMENDMENT

                  As of March 1, 1999, there were outstanding stock options covering an aggregate of 714,214 shares of Common Stock held by 410 persons. Approximately 47,039 shares of Common Stock remained available for future awards under the 1997 Plan. The Board believes that the availability of an adequate number of shares available for grant under the 1997 Plan is an important factor in attracting, retaining and motivating qualified employees essential to the success of the Company. The Board further believes that the number of shares remaining available for issuance will be insufficient to achieve the purpose of the 1997 Plan over the term of the plan unless additional shares are authorized. Accordingly, the current proposal would increase the aggregate number of shares of Common Stock that may be issued under the 1997 Plan to 1,482,957 shares.

REQUIRED AFFIRMATIVE VOTE

                  The affirmative vote of holders of a majority of the shares of Common Stock entitled to vote in person or by proxy at the 1999 Annual Meeting of Stockholders is required to approve the proposal to amend the 1997 Incentive Plan. If not approved, the amendment to the 1997 Incentive Plan will not become effective.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE ADMINISTAFF, INC. 1997 INCENTIVE PLAN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

SUMMARY OF THE 1997 INCENTIVE PLAN

                  The summary description that follows is qualified by reference to the 1997 Plan, as most recently amended and restated by the Board of Directors on May 28, 1997, a copy of which will be available to any stockholder upon written request.

                  Eligibility for Participation. All employees, including officers, of the Company and its subsidiaries are eligible for participation in all Awards under the 1997 Incentive Plan, other than automatic Director options. Only non-employee directors of the Company ("Directors") will receive automatic grants of Director options.

                  Administration. The 1997 Incentive Plan is administered by the Compensation Committee of the Company's Board of Directors. Except with respect to the automatic grant of Director options and elective deferrals by Directors of all or part of their annual retainer in the form of phantom shares, the Compensation Committee will select the employees who will receive Awards, determine the type and terms of Awards to be granted and interpret and administer the 1997 Incentive Plan.

                  Employee Stock Options. Stock options granted to employees are subject to such terms and conditions as may be established by the Compensation Committee, which may include conditioning the exercisability of an option on the achievement of one or more performance goals, except that in all events: (i) no stock options may be granted after the termination of the 1997 Incentive Plan;
(ii) the option exercise price cannot be less than the market value per share of the Common Stock at the date of grant (unless it is a replacement option granted to new employees in conjunction with an acquisition of the stock or property of another corporation); and (iii) no stock option may be exercised more than 10 years after it is granted. Stock options may be granted either as incentive stock options ("ISOs") under Section 422 of the Code, nonqualified stock options or a combination thereof. In addition, the Compensation Committee may provide, with respect to an option granted to an officer, that such option, if exercised with Common Stock, will have an automatic "reload" grant feature, with such terms and conditions as the Compensation Committee may establish for such reload.

                  The Compensation Committee will determine the form in which payment of the optionee's exercise price may be made, which may include cash, shares of Common Stock already owned by the optionee for more than six months, a "cashless broker exercise" through procedures established by the Company, or any combination thereof.

                  Director Stock Options. The 1997 Incentive Plan provides that each Director of the Company shall automatically receive on the date of each annual meeting of the Company's stockholders (unless first elected or appointed at such meeting) an immediately vested option to purchase 2,500 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant. Each person who becomes a Director of the Company shall automatically receive an option to purchase 7,500 shares of Common Stock on the date of such person's election or appointment at an exercise price per share equal to the fair market value of the Common Stock on the date of grant and such option shall vest as to one-third of the shares on each anniversary of its grant date. Neither the Compensation Committee nor the Board of Directors has any discretion with respect to Director options. Each Director option shall have a term of 10 years, subject to earlier termination depending upon continuity of service on the Board.

                  Phantom Shares. The Compensation Committee may grant phantom shares of Common Stock to employees, which may be payable in cash, shares of Common Stock or a combination thereof, subject to the achievement of specified performance goals. The Compensation Committee shall determine the performance goals to be achieved and the length of the performance period.

                  Performance Units. The Compensation Committee may also grant performance units to employees. Performance units are units equivalent to $100 (or such other value as the Compensation Committee determines) and may consist of payments in cash, shares of Common Stock or a combination thereof, payable upon the achievement of specified performance goals. The Compensation Committee shall determine the performance goals to be achieved and the length of the performance period.

                  Bonus Stock. The Compensation Committee may deliver unrestricted shares of Common Stock to an employee as additional compensation for the person's services to the Company or a subsidiary in lieu of or in addition to a cash bonus.

                  Other Stock-Based Awards. The Compensation Committee, in its discretion, may grant other forms of Awards based on, or payable in, shares of Common Stock. Subject to certain limitations, participants, including directors, may elect to defer the receipt of an Award or other compensation in the form of phantom shares for limited periods.

                  Performance Objectives. The Compensation Committee shall subject grants of phantom shares and performance units and, in its discretion, may condition the exercisability of employee stock options, on the attainment of certain performance objectives. The term "Performance Objectives" means the objectives, if any, established by the Compensation Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, Subsidiary, department, geographic market or function within the Company or a Subsidiary in which the Participant receiving the Award is employed, or in individual or other terms, and which will relate to the period of time (Performance Cycle) determined by the Compensation Committee. The Performance Objectives intended to qualify under Section 162(m) of the Code shall be with respect to one or more of the following: (i) net earnings; (ii) operating income; (iii) earnings before interest and taxes ("EBIT"); (iv) earnings before interest, taxes, depreciation, and amortization expenses ("EBITDA"); (v) earnings before taxes and unusual or nonrecurring items; (vi) total revenue; (vii) return on investment; (viii) return on equity; (ix) return on total capital; (x) return on assets; (xi) total stockholder return; (xii) return on capital employed in the business; (xiii) stock price performance; (xiv) earnings per share growth; (xv) cash flows; (xvi) total profit; (xvii) operating expenses; (xviii) fee revenue; (xix) total revenue less bonus payroll; (xx) the number of paid worksite employees; and
(xxi) gross mark-up per worksite employee. Which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies, shall be determined by the Compensation Committee in its discretion at the time of grant of the Award. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses. The Compensation Committee, in its sole discretion and without the consent of the Participant, may amend (i) any stock-based Award to reflect (1) a change in corporate capitalization, such as a stock split or dividend; (2) a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the
Code), (3) any partial or complete corporate liquidation, or (4) a change in accounting rules required by the Financial Accounting Standards Board, and (ii) any Award that is not intended to meet the requirements of Section 162(m) of the Code, to reflect a significant event that the Compensation Committee, in its sole discretion, believes to be appropriate to reflect the original intent in the grant of the Award.

                  Annual Award Limits. The maximum number of shares of Common Stock with respect to which any employee can receive stock options, bonus stock, phantom shares, and other stock-based awards during any calendar year under the 1997 Incentive Plan is 100,000. In addition, no employee can receive performance unit grants having a value in excess of $1.0 million in any calendar year.

                  Transferability. Awards under the 1997 Incentive Plan generally will not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, the Compensation Committee may, in its discretion, permit a participant to transfer nonqualified stock options to the participant's "immediate family members", as defined in the 1997 Incentive Plan.

                  Adjustments. The Compensation Committee may provide for adjustment of Awards under the 1997 Incentive Plan if it determines such adjustment is required to prevent dilution or enlargement of the rights of participants in the 1997 Incentive Plan that would otherwise result from a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, reorganization or other similar corporate transaction.

                  Tax Withholding. The 1997 Incentive Plan permits the Compensation Committee to allow a participant, upon exercise of an option or payment of an Award, to satisfy any applicable federal tax withholding requirements in the form of shares of Common Stock, including shares issuable upon exercise or payment of such Award.

                  Change in Control. The 1997 Incentive Plan provides that upon a "change in control" of the Company, all Awards shall become immediately exercisable or payable, as the case may be. A "change in control" of the Company shall be deemed to occur: (i) on the date any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) acquires (directly or indirectly) the beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 30% or more of either the then outstanding shares of common stock of the Company or the then outstanding voting securities of the Company entitled to vote generally in the election of directors; (ii) on the date the individuals who constitute the Board as of May 28, 1997 (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to May 28, 1997 whose appointment, election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company's management prior to, or at the time of, such individual's initial nomination for election) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; (iii) on the date of consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company's assets, or the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause if consummation of the transaction would result in at least 50% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company's business) outstanding immediately after such transaction being beneficially owned (within the meaning of

Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 50% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company's business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 50% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or (iv) on the date the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction.

                  Amendment and Termination. The Board of Directors of the Company may amend or terminate the 1997 Incentive Plan at any time without stockholder approval, except for any amendment that under applicable law or stock exchange rules requires stockholder approval. Unless the term of the 1997 Incentive Plan is extended or earlier terminated, the 1997 Incentive Plan will terminate on April 24, 2005, after which no additional Awards may be made under it; however, all then outstanding Awards will continue pursuant to their terms.

                            PROPOSALS OF STOCKHOLDERS

                  Any proposal of a stockholder intended to be considered for inclusion in the Company's proxy statement for the 2000 Annual Meeting of Stockholders must be received at the Company's principal executive offices no later than the close of business on November 30, 1999. Additionally, in order for stockholder proposals that are not included in such proxy statement to be brought before the 2000 Annual Meeting, such proposals must be received at the Company's principal executive offices not later than the close of business on November 30, 1999 and not earlier than the close of business on October 31, 1999.


                              FINANCIAL INFORMATION

                  A copy of the Company's Annual Report on Form 10-K for the Year Ended December 31, 1998, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Ruth Holub, Investor Relations Administrator, Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802.


                                              By Order of the Board of Directors

                                              /s/ JOHN H. SPURGIN II

                                              John H. Spurgin, II
                                              Vice President of Legal,
                                              General Counsel and Secretary

March 29, 1999
Kingwood, Texas

PROXY                           ADMINISTAFF, INC.                         PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 4, 1999

     The undersigned hereby appoints RICHARD G. RAWSON and JOHN H. SPURGIN, II, and each or either of them, lawful attorneys and proxies of the undersigned, each acting alone with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of Administaff, Inc., to be held at the Company's Corporate Headquarters, Centre II in the University Rooms, located at 29801 Loop 494, Kingwood, Texas on the 4th day of May, 1999 at 10:00 a.m., Central Daylight Savings Time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present, and to vote thereat, as provided below, the number of shares the undersigned would be entitled to vote if personally present. Every properly signed proxy will be voted in accordance with the specification made thereon.

     IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND
3. All prior proxies are hereby revoked. This Proxy will also be voted in accordance with the discretion of the proxies or proxy on any other business.

1. To elect two directors of the Company each to serve until the Company's Annual Meeting of Stockholders in 2002, or until their respective successors have been duly elected and qualified:

                 FOR ALL  [ ]      WITHHOLD ALL  [ ]      FOR ALL EXCEPT  [ ]

     Nominees: L. Levinson, M. Brown Except for nominee(s) ____________________
     __________________________________________________________________________

2. To approve an amendment to the Company's 1997 Incentive Plan increasing the authorized number of shares:

                 FOR  [ ]          AGAINST  [ ]           ABSTAIN  [ ]

3. To approve the appointment of Ernst & Young LLP as the Company's independent auditors for the year 1999:

                 FOR  [ ]          AGAINST  [ ]           ABSTAIN  [ ]

4. To act upon such other business as may properly come before the meeting or any adjournments thereof.

                    (TO BE DATED AND SIGNED ON REVERSE SIDE)

    Only stockholders of record at the close of business on March 5, 1999 will be entitled to notice of and to vote at the Annual Meeting.

    It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. THEREFORE, PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE AS PROMPTLY AS POSSIBLE. If you are present at the Annual Meeting, and wish to do so, you may revoke the Proxy and vote in person.


                                   The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

                                   Dated:                              , 1999
                                         -----------------------------

                                   Signature(s)
                                                -----------------------------

                                   ------------------------------------------
                                   PLEASE SIGN EXACTLY AS YOUR NAME APPEARS.
                                   JOINT OWNERS SHOULD EACH SIGN PERSONALLY.
                                   WHERE APPLICABLE, INDICATE YOUR OFFICIAL
                                   POSITION OR REPRESENTATION CAPACITY.